medix.resources, inc.
Connecting the world of healthcare

News Release

INVESTOR RELATIONS - CONTACTS:
Gary Smith
gsmith@cymedix.com
-------------------------
212/697-2509 - Phone
212/681-9817 - Fax

            MEDIX RESOURCES DIVESTS NON-CORE WEBSITE DEVELOPMENT AND HOSTING BUSINESS, REALIZING COST SAVINGS

NEW YORK, March 26, 2001 - Medix Resources,  Inc. (AMEX: MXR) today announced that it will divest its website  development and hosting  business  which to date has been  marketed  and  administered  under the  subsidiary  name  Automated  Design
Concepts.  Company  officials  explained  that this decision was taken in part as a cost savings  measure,  and in part to focus the Company's  technology and human resources  entirely on its core  business--providing  Internet based connectivity to the healthcare community and related transaction services.

John R. Prufeta,  President and CEO, stated "From  inception,  this business line was an ancillary  activity and one which we inherited  through a subsidiary  acquisition.  Our exit of this  business  will produce  important  cost savings in the near-term,  and is in the  long-term  best  interest of the  Company.  This will allow us to focus all our  attention  and resources--human  and  financial--on  the  development  and  deployment  of our core  Cymedix(R)technology  and our  related transaction  suite.  Inevitably and regrettably,  this decision means the elimination of certain staff positions,  7 to be precise.  We are  grateful to those  employees  who are  leaving  the company in this  process and we thank them for their professional contributions to Medix."

Mr.  Prufeta went on to explain,  "In parallel with this  decision,  we have also  eliminated 5 other  administrative  and support  positions,  2 in  deployment,  and 1 sales position in the Company which were deemed to be  non-essential  to our strategic  objectives  at this time.  Staff  reduction  is always  difficult,  however  these  actions  were  necessary to conserve cash at a critical  stage in the Company's  financial  life. I wish to emphasize  that these  affected  positions were identified and reviewed with great care and in no cases weaken our  capabilities in our core business.  Indeed,  in 2 cases we are able to  redeploy  the  affected  employees  into our  technology  development  and  deployment  departments, producing a net  increase in the staff  dedicated  to these  functions  and  actually  adding  strength to our  technology delivery  capabilities.  Net of  redeployments,  the  reduction in staff is 13 (11  full-time  employees and 2 part-time).
This brings us to 31 full-time employees and 2 part-time."

About Medix Resources, Inc.
Medix Resources,  Inc.  through its wholly owned subsidiary  Cymedix Lynx Corporation is the developer and provider of the
Cymedix.com(R)suite of fully-secure,  patented Internet based software  products,  that allows effective  communication of high value added healthcare  information  among  physicians,  hospitals,  health  management  organizations  and insurance companies.  Additional  information  about Medix  Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling (800) 326-8773.

                                     # # #

Information in this press release  contains  forward-looking  statements that involve risks and  uncertainties  that might adversely  affect  the  Company's  operating  results in the future to a  material  degree.  Such risks and  uncertainties include,  without  limitation,  the ability of the Company to raise  capital to finance the  development  of its  software products,  the  effectiveness  and the  marketability  of those  products,  the  ability of the  Company  to  protect  its proprietary  information,  and the  establishment  of an efficient  corporate  operating  structure as the Company  grows.
These and other risks and  uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000,  which was filed with the  Securities  and  Exchange  Commission  on March 21, 2000.  This  information  is  available  from the SEC or the
Company.